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                                                                    EXHIBIT 4.37

                          MUTUAL SETTLEMENT AND RELEASE

WHEREAS:

A. GRAHAM MACKENZIE of Chetwynd, B.C., and PINE VALLEY COAL PTY LIMITED of Ernst & Young Building, 321 Kent Street, Sydney, NSW, 2000, Australia are the parties to an Executive Employment Agreement made effective as of the 11th day of March, 2003, pursuant to which Graham Mackenzie served as the Vice President - Willow Creek of Pine Valley Coal Pty Limited and in various capacities with Pine Valley Mining Corporation and its other subsidiaries (see below);

B. Pine Valley Coal Pty Limited is a wholly-owned subsidiary of PINE VALLEY MINING CORPORATION (formerly Globaltex Industries Inc.), a British Columbia company, having its registered office at 3000 - 1055 West Georgia Street, British Columbia, Canada V6E 3R3;

C. in addition to the positions he held with Pine Valley Coal Pty Limited, Graham Mackenzie also served in various capacities with Pine Valley Mining Corporation, and two of its other wholly-owned subsidiaries, FALLS MOUNTAIN COAL INC., a British Columbia company, and PINE VALLEY COAL LTD., an Alberta corporation;

D. the above-described Employment Agreement terminated by its own terms on December 4, 2003; and

E. by December 31, 2003 Graham Mackenzie and Pine Valley Mining Corporation had settled the terms of a mutually agreeable employment arrangement pursuant to which Graham Mackenzie is presently serving in various capacities with Pine Valley Mining Corporation and its various subsidiaries.

NOW THEREFORE, FOR AND IN CONSIDERATION of the release given by the Pine Valley Group (as defined below) provided for herein and the delivery by Pine Valley Coal Pty Limited and Pine Valley Mining Corporation to Graham Mackenzie of 295,116 fully-paid and non-assessable Common shares of Pine Valley Mining Corporation, registered in the name of Graham Mackenzie and issued by Pine Valley Mining Corporation at a deemed issue price of $0.25 (Canadian) per share (the "SHARES"), the receipt and sufficiency of which is hereby acknowledged by Graham Mackenzie (including his heirs, executors, administrators, successors and assigns (collectively, "MACKENZIE") DOES HEREBY REMISE, RELEASE, AND FOREVER DISCHARGE Pine Valley Coal Pty Limited, Pine Valley Mining Corporation, Falls Mountain Coal Inc. and Pine Valley Coal Ltd. (including each of their respective past, present, and future directors, officers, shareholders, affiliated and related companies, predecessor companies, insurers, employees, agents, successors and assigns) (collectively, the "PINE VALLEY GROUP" and each a "MEMBER OF THE PINE VALLEY GROUP") of and from any and all actions, causes of action, claims, suits, debts, contracts, complaints, demands, damages, interest, costs, expenses and compensation of whatsoever kind, whether in law or in equity, whether at common law, under any legislation or otherwise, whether known or unknown, and which Mackenzie now has or at any time hereafter can, shall or may have in consequence of or in any way arising out of or in any way connected with Mackenzie's role as an

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employee, director and/or officer of any Member of the Pine Valley Group up to and including December 31, 2003;

AND FOR AND IN CONSIDERATION of the release given by Mackenzie provided for herein the Pine Valley Group and each Member of the Pine Valley Group DOES HEREBY REMISE, RELEASE, AND FOREVER DISCHARGE Mackenzie of and from any and all actions, causes of action, claims, suits, debts, contracts, complaints, demands, damages, interest, costs, expenses and compensation of whatsoever kind, whether in law or in equity, whether at common law, under any legislation or otherwise, whether known or unknown, and which the Pine Valley Group or any Member of the Pine Valley Group now has or at any time hereafter can, shall or may have in consequence of or in any way arising out of or in any way connected with Mackenzie's role as an employee, director and/or officer of any Member of the Pine Valley Group up to and including December 31, 2003;

AND FOR GREATER CERTAINTY the above described releases and discharges made by Mackenzie in favour of the Pine Valley Group, and by the Pine Valley Group in favour of Mackenzie, will not apply in respect of any actions, causes of action, claims, suits, debts, contracts, complaints, demands, damages, interest, costs, expenses and compensation of whatsoever kind, whether in law or in equity, whether at common law, under any legislation or otherwise, whether known or unknown, and which the Pine Valley Group or any Member of the Pine Valley Group, or Mackenzie, now has or at any time hereafter can, shall or may have in consequence of or in any way arising out of or in any way connected with Mackenzie's role as an employee, director and/or officer of any Member of the Pine Valley Group at any time after December 31, 2003;

AND IT IS FURTHER UNDERSTOOD AND AGREED that for the consideration expressed herein, Mackenzie will not make any further claim or take any proceedings whatsoever, which claim or proceedings are in consequence of or in any way arise out of or are in any way connected with Mackenzie's role as an employee, director and/or officer of any Member of the Pine Valley Group at any time up to and including December 31, 2003, against any Member of the Pine Valley Group or any other person, company or other legal entity which might result in a claim for contribution, indemnity or otherwise in respect of the subject matter of this Mutual Settlement and Release;

AND IT IS FURTHER UNDERSTOOD AND AGREED that for the consideration expressed herein, if Mackenzie commences any proceedings against any other person, company or other legal entity, which proceedings are in consequence of or in any way arise out of or are in any way connected with Mackenzie's role as an employee, director and/or officer of any Member of the Pine Valley Group up to and including December 31, 2003, and that other person, company or other legal entity claims against the Pine Valley Group or any Member of the Pine Valley Group in respect of Mackenzie's claim, then Mackenzie will indemnify and save harmless the Pine Valley Group and each Member of the Pine Valley Group in respect of any such claim or liability in respect thereof;

AND IT IS FURTHER UNDERSTOOD AND AGREED that for the consideration expressed herein, no Member of the Pine Valley Group will make any further claim or take any proceedings whatsoever, which claim or proceedings are in consequence of or in any way arise out of or are in any way connected with Mackenzie's role as an employee, director and/or officer of any Member of the Pine Valley Group at any time up to and including December 31, 2003, against Mackenzie or any other person, company or other legal entity which might result in a claim for contribution, indemnity or otherwise in respect of the subject matter of this Mutual Settlement and Release;

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AND IT IS FURTHER UNDERSTOOD AND AGREED that for the consideration expressed herein, if any Member of the Pine Valley Group commences any proceedings against any other person, company or other legal entity, which proceedings are in consequence of or in any way arise out of or are in any way connected with Mackenzie's role as an employee, director and/or officer of any Member of the Pine Valley Group up to and including December 31, 2003, and that other person, company or other legal entity claims against Mackenzie in respect of the such claim by a Member of the Pine Valley Group, then the Pine Valley Group will indemnify and save harmless Mackenzie in respect of any such claim or liability in respect thereof;

AND IT IS FURTHER UNDERSTOOD AND AGREED that the settlement expressed herein shall not constitute or be construed as an admission of liability by any Member of the Pine Valley Group or Mackenzie;

AND IT IS FURTHER UNDERSTOOD AND AGREED that the Shares are subject to trading restrictions imposed under securities laws and stock exchange policies applicable to Pine Valley Mining Corporation as a reporting issuer in British Columbia having its Common shares listed for trading on the TSX Venture Exchange, and that the certificates representing the Shares will bear legends describing such restrictions;

AND FURTHER FOR THE CONSIDERATION AFORESAID, the Pine Valley Group and Mackenzie hereby acknowledge and agree that the facts relating to the events with respect to which this Mutual Settlement and Release is given may prove to be different from the facts as they are now understood or believed to be by the Pine Valley Group and Mackenzie. The Pine Valley Group and Mackenzie hereby accept and assume the risk of the facts being different and agree that this Mutual Settlement and Release shall be in all respects enforceable and not subject to termination, rescission or variation by reason of any discovery or revelation of any difference in facts;

AND FURTHER FOR THE CONSIDERATION AFORESAID, each Member of the Pine Valley Group and Mackenzie hereby represents, warrants and acknowledges to the other parties hereto that this Mutual Settlement and Release has been executed voluntarily after having received independent legal advice;

AND IT IS FURTHER UNDERSTOOD AND AGREED that, notwithstanding any of the foregoing, nothing in this Mutual Settlement and Release will have the effect of limiting, or be interpreted as being a waiver by Mackenzie of, all or any part of Mackenzie's: (i) rights in his capacity as a shareholder of Pine Valley Mining Corporation that he has in common with the other shareholders of Pine Valley Mining Corporation, in each case, in proportion to their respective shareholdings of Pine Valley Mining Corporation; or (ii) rights he may otherwise have to seek compensation from a Member of the Pine Valley Group for claims made against him by a third party arising out of his good faith actions or omissions in his capacity as a director and officer of a Member of the Pine Valley Group up to and including December 31, 2003;

AND IT IS UNDERSTOOD AND AGREED that this Mutual Settlement and Release contains the entire agreement between the Pine Valley Group and Mackenzie with respect to the subject matter hereof, and the terms of this Mutual Settlement and Release are contractual and not a recital;

AND IT IS UNDERSTOOD AND AGREED that this Mutual Settlement and Release may be executed in several counterparts (including by fax), each of which when so executed will be

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deemed to be an original and will have the same force and effect as an original and such counterparts together will constitute one and the same instrument.

IN WITNESS WHEREOF, Graham Mackenzie, and an authorized signatory of each of Pine Valley Coal Pty Limited, Pine Valley Mining Corporation, Falls Mountain Coal Inc. and Pine Valley Coal Ltd. have hereunto set their hands to make this Mutual Settlement and Release effective between them as of the 18th day August, 2004.

Signed and Delivered, by                )
GRAHAM MACKENZIE in the presence of:    )
                                        )
-------------------------------------   )
Name                                    )   /s/ Graham Mackenzie          (SEAL)
                                        )   ------------------------------
-------------------------------------   )   GRAHAM MACKENZIE
Address                                 )
                                        )
-------------------------------------   )
                                        )
                                        )
-------------------------------------   )
Occupation                              )

Signed and Delivered, by an             )
authorized signatory of PINE VALLEY     )
COAL PTY LIMITED in the presence of:    )   PINE VALLEY COAL PTY LIMITED
                                        )
/s/ Lei Wang                            )
-------------------------------------   )
Name                                    )   Per: /s/ Mark Fields
                                        )        -------------------------------
-------------------------------------   )        Authorized Signatory
Address                                 )
                                        )
-------------------------------------   )
                                        )
-------------------------------------   )
Occupation                              )

[Execution of this Mutual Settlement and Release by each of Pine Valley Mining Corporation, Falls Mountain Coal Inc. and Pine Valley Coal Ltd. appears on page 5 below.]

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Signed and Delivered, by an              )
authorized signatory of PINE VALLEY      )
MINING CORPORATION in the presence of:   )   PINE VALLEY MINING CORPORATION

/s/ Lei Wang                             )
--------------------------------------   )
Name                                     )
                                         )   Per: /s/ Mark Fields
--------------------------------------   )        ------------------------------
Address                                  )        Authorized Signatory
                                         )
--------------------------------------   )
                                         )
                                         )
--------------------------------------   )
Occupation                               )

Signed and Delivered, by an              )
authorized signatory of PINE VALLEY      )
COAL LTD. in the presence of:            )

/s/ Lei Wang                             )   PINE VALLEY COAL LTD.
--------------------------------------   )
Name                                     )
                                         )   Per: /s/ Mark Fields
--------------------------------------   )        ------------------------------
Address                                  )        Authorized Signatory
                                         )
--------------------------------------   )
                                         )
                                         )
--------------------------------------   )
Occupation                               )

Signed and Delivered, by an              )
authorized signatory of FALLS            )
MOUNTAIN COAL INC. in the presence of:   )   FALLS MOUNTAIN COAL INC.

/s/ Lei Wang                             )
--------------------------------------   )
Name                                     )
                                         )   Per: /s/ Mark Fields
--------------------------------------   )        ------------------------------
Address                                  )        Authorized Signatory
                                         )
--------------------------------------   )
                                         )
                                         )
--------------------------------------   )
Occupation                               )